UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

 Exchange Act of 1934

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ACORN ENERGY, INC.

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ACORN ENERGY, INC.

Amendments to 2006 Stock Incentive Plan and

2006 Stock Option Plan for Non-Employee Directors

August 28, 2012

Effective August 27, 2012, the Compensation Committee of our Board of Directors amended the Acorn Energy, Inc. 2006 Stock Incentive Plan and Acorn Energy, Inc. 2006 Stock Option Plan for Non-Employee Directors (collectively, the “Plans”) to more expressly prohibit repricing without stockholder approval of, and similar actions with respect to, stock options and stock appreciation rights granted under the Plans, except in connection with certain corporate transactions. The amendment was effected by adding the following language to the end of Section 17.3 of the 2006 Stock Incentive Plan (which also governs awards under the 2006 Stock Option Plan for Non-Employee Directors):

Notwithstanding any other provision of the Plan to the contrary, except in connection with a corporate transaction involving the Company (including without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transaction(s)), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

Proposals to increase the shares available for issuance are on the agenda for the upcoming annual meeting of stockholders which is scheduled to be held on September 11, 2012. Copies of the Plans, as proposed to be amended to increase the available shares, are attached as an appendix to the Proxy Statement for the meeting as filed with the Securities Exchange Commission (“SEC”), which may be accessed and viewed from the SEC’s website (www.sec.gov); the Plans as so filed should be read together with the amendment described in and set forth in this notice. Copies of the Plans may also be obtained upon written request from the Secretary of our company, 3903 Centerville Road, Wilmington, Delaware 19807.

Stockholders and other interested persons may read, print and download this notice, the Proxy Statement and the accompanying Annual Report at https://materials.proxyvote.com/004848.